EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          WIENER, GOODMAN & COMPANY, P.C., certified public accountants, hereby consents to the use of our opinion dated March 13, 2004, on the financial statements and schedules of Delta Mutual, Inc. as of December 31, 2003, for filing with the Delta Mutual, Inc. Form S-8.



                                      /s/ WIENER, GOODMAN & COMPANY, P.C.
                                      -----------------------------------
                                      WIENER, GOODMAN & COMPANY, P.C.



Dated: October 22, 2004



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